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                              ARTHUR ANDERSON LLP








                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 6, 1995, on the September 30, 1995 financial statements of Marquis Funds, included in the Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of Marquis Funds (No. 33-65436), and to all references to our Firm included in or made part of Post-Effective Amendment No. 6 to Registration Statement File No. 33-65436.


                                                         ARTHUR ANDERSEN LLP

Philadelphia, Pa.
 October 28, 1996